Exhibit 10(d)

THIRD AMENDMENT

OF

TRUST AGREEMENT FOR

TCF FINANCIAL EXECUTIVE DEFERRED COMPENSATION

PLAN

THIS AGREEMENT is made this 30th day of June, 2003 by and between TCF Financial Corporation, a Delaware corporation, (“TCF Financial”) and The First National Bank in Sioux Falls (the “Trustee”).

WITNESSETH:

WHEREAS, TCF Financial and the Trustee have heretofore entered into a trust agreement, dated as of October 1, 2000, (the “Agreement”) creating the Trust for TCF Financial Executive Deferred Compensation Plan, which Agreement, as amended, is now in full force and effect;

WHEREAS, TCF Financial has reserved the power to amend the Agreement pursuant to Section 9.1 thereof; and

WHEREAS, TCF Financial and the Trustee wish to amend the Agreement in certain respects;

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1.             FUNDING OBLIGATION.  Effective January 1, 2003, Section 2.1 of the Agreement is amended to read in full as follows:

Section 2.1.  From time to time the Companies shall make contributions of cash, TCF Financial common stock, and such other property as may be acceptable to the Trustee.

(a)           Each contribution shall be accompanied by either (i) a statement designating the Plan participant on behalf of whom such contribution is being made and, if more than one account has been established for such participant pursuant to Section 4, the account to which such contribution will be credited, or (ii) a statement that the contribution is not designated for any participant’s account, but instead is to be applied to the payment of future Trust expenses.

(b)           The amounts contributed with respect to each Plan participant shall be such amounts as are necessary to keep the accounts for such Plan participant sufficient at all times to pay in full all benefits payable with respect to such Plan participant.

(c)           In addition, within ten (10) business days following the occurrence of a Change in Control, the Companies shall contribute an amount equal to 300% of the aggregate expenses incurred by the Companies and the Trustee in administering the Plan and the Trust during the last full calendar year immediately preceding the occurrence of the Change in Control.  This contribution will not be designated for any participant’s account, but will instead be applied to the payment of future trust expenses.  If the aggregate expenses that were incurred by the Companies and the Trustee in administering the Plan and the Trust during the last full calendar year immediately preceding the occurrence of the Change in Control cannot be determined with reasonable certainty prior to the date on which this contribution is due, the amount of the contribution shall be $150,000.

The Trustee shall be under no obligation to collect any such contributions, and all responsibility for determining the amount, timing, and types of contributions made to the Trustee shall be upon the Companies or their designees.

2.             DETERMINATION OF INSOLVENCY.  Effective January 1, 2003, Section 2.3 of the Agreement is amended to read in full as follows:

No portion of the Trust Fund shall be diverted to or used for any purpose other than the payment of benefits pursuant to the Plan, or for the payment of expenses of administering the Plan and the Trust, or for the payment of expenses incurred in the making and administering of Trust investments pursuant to Sections 4 and 5, until such time as the Companies’ obligations to make payments pursuant to the Plan have been fully discharged; provided, and notwithstanding anything in this Agreement to the contrary, at all times during the continuance of this Trust, the principal and income of the Trust Fund shall be subject to the claims of the general creditors of the Companies.  At any time that the Trustee has actual knowledge, or has determined, that a Company is “Insolvent,” it shall deliver any undistributed principal and income to satisfy such claims as a court of competent jurisdiction may direct.  The Board of Directors and the Chief Executive Officer of each Company shall have the duty to inform the Trustee of that Company’s Insolvency.  If a Company or any person claiming to be a creditor of a Company alleges in writing to the Trustee that such Company has become Insolvent, and if the Trustee determines such allegation is made in good faith and upon reasonable grounds, the Trustee shall immediately suspend payments from the accounts established for participants and shall hold all assets of such accounts subject to claims of such Company’s creditors.  The Trustee shall then request, within 10 days, from such Company sufficient information to determine if the Company is Insolvent.  If the Company shall fail or refuse to supply sufficient information from which the Trustee may determine if the Company is Insolvent within 30 days of the Trustee’s request, the Trustee shall promptly request such information from the party which alleged that the Company is Insolvent.  If, on the basis of the information so provided, the Trustee determines that the Company is not Insolvent, it shall immediately resume payments from the accounts established for participants, together with payment of any amounts held back by the Trustee while making a determination as to Insolvency.  If the Trustee determines that the Company is Insolvent, or if it has not received sufficient information to make a determination as to the Company’s solvency, it shall resume such payments (and make such payment for amounts withheld pending the Trustee’s determination) only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.  Unless the Trustee has actual knowledge of a Company’s Insolvency or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, it shall have no duty to inquire whether any Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Companies’ solvency as may be furnished to the Trustee which will give it a reasonable basis for making a determination concerning the Companies’ solvency, and nothing in this Agreement shall in any way diminish any right of the Plan’s participants or their beneficiaries to pursue their rights as general creditors of the Companies with respect to benefits payable to them pursuant to the Plan.  A Company shall be considered “Insolvent” for the purposes of this Agreement if it is unable to pay its debts as they mature, or if it is a party as a debtor to a proceeding pending under the U.S. Bankruptcy Code or under any other applicable state or federal bankruptcy law.

3.             PAYMENT OF BENEFITS.  Effective January 1, 2003, Section 3.1 of the Agreement is amended to read in full as follows:

Section 3.1.

The committee appointed to administer the Plan (the “Committee”) shall provide the Trustee with complete instructions regarding the form and time of payment of each account maintained under this Agreement for each Plan participant as soon as administratively feasible after a contribution is first credited to that account.  If a participant’s payment instructions with respect to an account change, the Committee shall provide the Trustee with revised instructions as soon as administratively feasible after any such change.  Any such revised instructions that are not immediately effective shall indicate the date on which they become effective.

If payment of a participant’s account has not already commenced and the Trustee (i) has actual knowledge of the occurrence of an event that requires payment of the account to commence (a “payment event”), (ii) is notified by the Committee that a payment event has occurred, (iii) determines (in the absence of actual knowledge and any notice from the Committee) that a Change in Control has occurred as defined in Section 5(j) of the Plan, or (iv) in the case of a participant’s termination of employment, is notified in writing by the participant that the participant’s termination of employment has occurred, the Trustee shall commence payment of the participant’s account in accordance with the most recent applicable payment instruction unless payment must be suspended due to a Company’s Insolvency as otherwise provided in this Agreement.  The Trustee shall make a determination with respect to whether a Change in Control has occurred if the Trustee receives notice that a Change in Control may have occurred from any source other than the Committee.  Promptly after receiving such notice of a possible Change in Control, the Trustee shall request from the Committee all information relevant to the Trustee’s determination.  If the Committee fails to provide information sufficient to demonstrate the absence of a Change in Control within 30 days after the Trustee’s request, and the other information received by the Trustee indicates that a Change in Control has occurred, the Trustee shall commence payment of accounts (that are not payable earlier) in the manner required upon the occurrence of a Change in Control.

Payments made by the Trustee from an account established for a participant shall be debited against such account and shall cease when the balance credited to the account has been reduced to zero or if earlier, when the Trustee determines, based upon its review of the records of the Plan, that payment of any additional amounts from the participant’s account will result in the payment of benefits in excess of those required under the Plan.  The Trustee shall have no obligation to perform such a review and consider such a determination until after (i) the Committee notifies the Trustee and the participant (or, if the participant has died, the participant’s beneficiary) of the potential excess payment, (ii) the Trustee has been provided with all Plan records that may be reasonably required by the Trustee to make its determination, and (iii) the participant (or beneficiary) has had a reasonable time (not less than 30 days) to respond.  Pending its determination, the Trustee shall continue payment of the affected account(s) in accordance with the applicable payment instructions.

The Trustee shall be held harmless and shall not be liable for its acts with respect to distributions from the Trust Fund if it has acted in good faith in accordance with the most recent payment instructions provided by the Committee and the provisions of this Section 3.1.

4.             PAYMENT OF EXPENSES.  Effective January 1, 2003, Section 3.2 of the Agreement is amended to read in full as follows:

Section 3.2.  The Companies shall pay: (a) all broker fees and other expenses incurred in connection with the sale or purchase of investments; (b) all personal property taxes, income taxes, and other taxes of any kind at any time levied and assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund (other than income tax amounts that are reasonably required to be withheld from payments by the Trust to participants and beneficiaries); and (c) the Trustee’s own compensation and all other reasonable expenses of administering the Plan and Trust; provided, however, that payment of legal and/or professional fees reasonably incurred by the Trustee and/or the Trust in making determinations regarding Insolvency pursuant to Section 2.3 of this Agreement shall be made only if TCF Financial is notified in advance of the Trustee’s retention of legal counsel and TCF Financial or the Committee consents to such retention, which consent shall not be unreasonably withheld.  Amounts due and payable to the Trustee that remain unpaid more than thirty days after the Trustee gives TCF Financial notice of such amounts shall incur interest at the highest rate of interest assessable by the Trustee for overdue payments of any kind from any other customer.  In the event the Trustee files suit to collect amounts due and unpaid under this Section 3.2, the Companies shall reimburse the Trustee for the full amount of the Trustee’s reasonable costs and attorneys’ fees incurred in connection with the initiation, maintenance and resolution of such suit.  In any dispute regarding amounts payable to the Trustee by the Companies pursuant to this Section 3.2, the Companies shall have no right to any reduction in the amounts payable to the Trustee based on the Trustee’s performance of its duties under the Agreement (or any alleged failure to perform those duties), unless the Trustee’s actions are shown by the Companies to have been arbitrary and capricious.  Trust assets that are attributable to contributions designated for the payment of plan expenses may be used to pay the amounts payable pursuant to this Section 3.2.  None of the amounts payable pursuant to this Section 3.2 shall be payable from Trust assets that have been designated for a participant’s account unless and until the Trustee has exhausted all of its other legal and equitable remedies.  In that event all such remedies are exhausted, expenses shall be charged to the Trust Fund without allocation among the accounts established pursuant to Section 4, unless an expense is directly attributable to one or more accounts, in which case such expense shall be charged directly to such accounts.  The Trustee may dispose of Trust investments, if necessary, to provide cash assets for the payment of expenses.  The Trustee shall not delay or withhold payment to any participant or beneficiary on account of any dispute regarding payments due under this Section 3.2.

5.             TAX WITHHOLDING.  Effective January 1, 2003, Section 3.3 of the Agreement is amended to read in full as follows:

Section 3.3.  The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to payments from the Trust Fund, and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Companies.

6.             DELIVERY OF DISTRIBUTIONS.  Effective January 1, 2003, Section 3.4 of the Agreement is amended to read in full as follows:

Section 3.4.  Distributions pursuant to Section 3.1 shall be deemed to have been sufficiently made if they are sent by first class mail to the participant or beneficiary at the address last provided to the Trustee by the Committee, the participant or the beneficiary.  If any such distribution is returned to the Trustee unclaimed, the Trustee shall notify the Committee and shall not make any further distributions to such payee until a current address for such payee is determined.  If the payee cannot be located within twelve months after the Trustee’s notice to the Committee is given, the Trustee shall solicit payment directions from the Committee.

7.             INVESTMENT OF TRUST ASSETS.  Effective January 1, 2003, Section 4.1 of the Agreement is amended to read in full as follows:

Section 4.1.

a.             Except as otherwise specifically provided herein, and subject to such investment guidelines as may be adopted by the Committee and delivered to the Trustee, the Trustee may invest, reinvest, and hold the assets of the Trust in whatever form of investment the Trustee may see fit.  The Trustee shall not be restricted to those investments which are authorized by the laws of any state for the investment of trust funds.  In addition, the Trustee may, for reasonable periods of time, hold any part or all of the Trust Fund uninvested or in cash without liability for interest thereon, pending the investment of such funds or the payment of costs, expenses, or benefits payable under the Plan in the banking department of any corporate Trustee serving hereunder or of any other bank, trust company, or other financial institution, including those affiliated in ownership.

b.             The Committee may from time to time direct the Trustee in the investment, reinvestment, or disposition of the assets of the Trust.  The Trustee will follow such directions and will have no duty to question or make inquiries as to any investment direction of the Committee given as provided herein; provided, that the Trustee shall invest, reinvest, and hold any assets of the Trust with respect to which it has not received investment directions in its discretion as provided in paragraph a.

c.             The Trustee shall not be liable for any action taken or omitted by it pursuant to such written directions of the Committee.

8.             CONTRIBUTIONS.  Effective January 1, 2003, the penultimate sentence of Section 4.2 of the Agreement is amended to read in full as follows:

All contributions received by the Trustee on behalf of a participant, and all dividends or distributions made with respect to property allocated to such participant’s account, shall be credited to such account.

9.             SUBJECT TO CLAIMS OF CREDITORS.  Effective January 1, 2003, Section 4.3 of the Agreement is amended to read in full as follows:

Section 4.3.  Notwithstanding the foregoing, the rights of each Plan participant to the amounts credited to his account shall be subject to the claims of the Companies’ general creditors.

10.          BORROWING.  Effective January 1, 2003, Section 4.4 of the Agreement is deleted without being replaced.

11.          BORROWING.  Effective January 1, 2003, paragraph f of Section 5.1 of the Agreement is amended to read in full as follows:

f.              At the direction of the Committee, to borrow money from any person and to pledge assets of the Trust Fund as security for repayment of any such loan.

12.          DIRECTIONS.  Effective January 1, 2003, the last sentence of paragraph h of Section 5.1 of the Agreement is deleted without being replaced.

13.          DIRECTIONS.  Effective January 1, 2003, paragraph c of Section 7.1 of the Agreement is amended to read in full as follows:

c.             Any notice, direction, certification, or other writing, given by a Plan participant pursuant to this Agreement which is believed by the Trustee to be genuine and to have been sent by such participant.

14.          INDEMNIFICATION.  Effective January 1, 2003, the second sentence of Section 7.2 of the Agreement is amended to read in full as follows:

The Trustee shall be held harmless and shall be fully indemnified by TCF Financial, its successors and assigns from any liability, including reasonable legal and professional services expenses, for any actions directed pursuant to this Agreement by TCF Financial, the Committee, or any Plan participant or beneficiary.

15.          APPOINTMENT AND REMOVAL OF TRUSTEES.  Effective January 1, 2003, Sections 8.1 and 8.2 of the Agreement shall be amended to read in full as follows:

Section 8.1.  The Trustee acting hereunder shall be one or more qualified corporations appointed by TCF Financial to serve in such capacity.  The number of Trustees shall not be increased or decreased except with the written consent of at least two-thirds of the aggregate of (i) the Plan’s participants  who are active employees, (ii) the participants who are former employees but who are entitled to benefits under the Plan and (iii) the beneficiaries of deceased participants who are entitled to benefits under the Plan (counting the multiple beneficiaries of a single participant as one beneficiary, whose consent is given only if a majority of such beneficiaries give their consent).  Upon any determination to increase the number of Trustees, or upon the removal or resignation of any Trustee, the vacancy or vacancies so created shall be filled by such qualified corporations as may be appointed by the Board of Directors of TCF Financial and approved in writing by at least two-thirds of the aggregate of (i) the Plan’s participants who are active employees, (ii) the participants who are former employees but who are entitled to benefits under the Plan and (iii) the beneficiaries of deceased participants who are entitled to benefits under the Plan (counting the multiple beneficiaries of a single participant as one beneficiary, whose consent is given only if a majority of such beneficiaries give their consent).  If the Board of Directors of TCF Financial fails to make such an appointment or the appointed corporation fails to receive the required written consent, and if there is no other Trustee then acting, a successor Trustee or Trustees shall be appointed by a court of competent jurisdiction.  Any such appointment shall be effective upon the acceptance thereof in writing by the qualified corporation so appointed and delivery of a signed copy of such acceptance to the Trustee then in office.

Section 8.2.  The Trustee, and any successor to any Trustee, may be removed by the Board of Directors of TCF Financial at any time upon the receipt by the Board of Directors of TCF Financial of the consent of at least two-thirds of the aggregate of (i) the Plan’s participants who are active employees, (ii) the participants who are former employees but who are entitled to benefits under the Plan and (iii) the beneficiaries of deceased participants who are entitled to benefits under the Plan (counting the multiple beneficiaries of a single participant as one beneficiary, whose consent is given only if a majority of such beneficiaries give their consent) to such removal and upon the giving of 30 days’ prior written notice to such Trustee and to any other Trustee then acting.  Such removal shall be effective on the date specified in such written notice; provided, that notice shall theretofore have been given to the Trustee of the appointment of a successor Trustee or Trustees in the manner hereinafter set forth.

16.          AMENDMENT OF TRUST.  Effective January 1, 2003, Section 9.1 of the Agreement is amended to read in full as follows:

Section 9.1.  This Agreement may be amended at any time and from time to time upon the approval of the Board of Directors of TCF Financial; provided, however, that no amendment shall be effective unless it has the written consent of all participants, all participants who are former employees but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan.  (If a single participant has multiple beneficiaries, all of such beneficiaries shall be deemed to have consented if a majority of such beneficiaries consent, and none of such beneficiaries shall be deemed to have consented if less than a majority of such beneficiaries consent.)  In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Trust assets credited to the accounts of the consenting participants and beneficiaries shall be transferred to a separate trust established pursuant to an agreement that is identical to this Agreement in all respects except that it may include the proposed amendment.

17.          TERMINATION OF TRUST.  Effective January 1, 2003, Section 9.2 of the Agreement is amended to read in full as follows:

Section 9.2.  The Trust shall not be terminated until such time as all of the Companies’ obligations to make distributions pursuant to the Plan have been fully discharged unless all of the participants and beneficiaries who are entitled to benefits under the Plan consent in writing to an earlier termination.  (If a single participant has multiple beneficiaries, all of such beneficiaries shall be deemed to have consented if a majority of such beneficiaries consent, and none of such beneficiaries shall be deemed to have consented if less than a majority of such beneficiaries consent.)  If all of such participants and beneficiaries do not consent to an early termination, the Trust shall terminate only with respect to the consenting participants and beneficiaries but shall continue in effect with respect to the nonconsenting participants and beneficiaries.  Upon a termination or partial termination of the Trust, the Trust assets, if any, that remain in the accounts established for the consenting participants and beneficiaries shall be paid or distributed to TCF Financial or its successors in interest.

*  *  *  *  *

IN WITNESS WHEREOF, TCF Financial and the Trustee have executed this instrument as of the date first written above.

TCF FINANCIAL CORPORATION

		By:	/s/Gregory J. Pulles
		Title:	Vice Chairman, General Counsel and
Secretary

[NO SEAL]
Attest:

By:	/s/ Diane O. Stockman
As its:	General Counsel for Corporate Affairs

THE FIRST NATIONAL BANK IN SIOUX FALLS

		By:	/s/ Dick J. Corcoran
		Title:	Executive Vice President

[NO SEAL]
Attest:

By:	/s/ Tom Mark
As its:	Vice President and Trust Officer